CONTRACT OF SALE OF TIMESHARE RECEIVABLES WITH RECOURSE

This Contract of Sale of Timeshare Receivables with Recourse (“Agreement”) is made this 20th day of June, 2005, by and between RESORT FUNDING LLC, a Delaware limited liability company, with offices at 360 South Warren Street, 6th Floor, Syracuse, New York  13202 (“Buyer”), and PREMIERE DEVELOPMENT INCORPORATED, an Arizona corporation with offices at 2111 East Highland, Suite 210, Phoenix, Arizona  85016 (“Seller”).

A.

Seller is in the business of marketing and selling timeshare intervals in the form of memberships in Premiere Vacation Club, a multi-site vacation club (“Club Project”), consisting of the following Component Sites, as defined herein:

(i)

Varsity Clubs of America: Notre Dame Chapter, located at Mishawaka, Indiana  (“VCA South Bend Project”);

(ii)

Varsity Clubs of America: Tucson Chapter, located at Tucson, Arizona (“VCA Tucson Project”);

(iii)

Sedona Vacation Club at Los Abrigados, located at Sedona, Arizona (“Los Abrigados Project”);

(iv)

Kohl’s Ranch Lodge located in Payson, Arizona (“Kohl’s Ranch Project”);

(v)

Golden Eagle Resort in Estes Park, Colorado (“Golden Eagle Project”);

(vi)

The Inn at Los Abrigados Resort in Sedona, Arizona (“Inn at Los Abrigados Project”);

(vii)

Sea of Cortez Premiere Vacation Club (formerly known as Sea of Cortez Beach Club) in San Carlos, Sonora, Mexico (“San Carlos Project”);

(viii)

Rancho Manana Resort in Cave Creek, Arizona (“Rancho Manana Project”);

(ix)

The Carriage House Deluxe Suite Hotel, located in Las Vegas, Nevada (“Carriage House Project”);

(x)

Bell Rock Inn, located in the Village of Oak Creek, Arizona (“Bell Rock Inn Project”);

(xi)

Scottsdale Camelback Resort, located in Scottsdale, Arizona (“Scottsdale Camelback Resort Project”);

(xii)

Roundhouse Resort, located in Pinetop, Arizona (“Roundhouse Project”); and

(xiii)

Premiere Vacation Club at the Roundhouse Resort, located in Pinetop, Arizona (“PVC at Roundhouse Project”).

B.

Seller, in the course of conducting such business, may accept promissory notes, deeds of trust, contracts for deed, installment contracts and other documents from purchasers of Intervals and Club Memberships (collectively, “Purchasers”) evidencing and securing the Purchasers’ obligations to make payments to Seller for the unpaid balance of the purchase price of the Club Interests (collectively, “Contracts”).

C.

Buyer is engaged, in addition to other activities, in the business of purchasing and financing Contracts.

D.

Seller has agreed to sell to Buyer certain Contracts generated from the sale of Intervals and Club Memberships in the Club Project that meet the criteria set forth below, pursuant to the terms and conditions of this Agreement.

For good and valuable consideration, the receipt of which is acknowledged, and pursuant to the mutual covenants and conditions in this Agreement, the parties agree as follows:

SECTION 1 - DEFINITIONS

In addition to the words and terms elsewhere defined in this Agreement the following words and terms as used in this Agreement have the following meanings:

1.0

Agreement means this Contract of Sale of Timeshare Receivables with Recourse and any modifications, changes, addenda, or additions thereto.

1.1

Carriage House Project Intervals means those timeshare intervals in the Carriage House Project, and all other rights of usage and other appurtenances of and pertaining to each such timeshare interest.

1.2

Club means Premiere Vacation Club Incorporated, an Arizona non-profit corporation, which is the owner of certain Unit Weeks located within the Component Sites, which Unit Weeks are conveyed to Seller by the Component Site Developer of such Unit Weeks pursuant to the terms of the Membership Plan and related Project documents.

1.3

Club Interest or Club Memberships means the ownership interest of any Purchaser in the Club Project consisting of such Purchaser’s Club Membership Share and a Club Deed to a corresponding undivided fractional interest in either the Los Abrigados Resort or the Carriage House Project as tenants-in-common with Other Purchasers.

1.4

Club Inventory means timeshare inventory consisting of Unit Weeks from each of the Resorts conveyed to the Club by the Owner of such inventory and set forth in each declaration of annexation for the Club.

1.5

Club Membership Agreement means the “Vacation Club Membership Purchase Agreement” or any other purchase agreement which includes a promissory note or other evidence of indebtedness between Seller and the Purchaser providing for the sale by Seller and the purchase by Purchaser of one or more Club Interests.

1.6

Club Membership Share means each Purchaser’s owned share in the Club based on the occupancy period and annual frequency of such Purchaser’s Club Interest as set forth in the Club Membership Agreement and Club Deed in accordance with the Membership Plan.

1.7

Club Project Interval means a timeshare interval owned by the Club or a Purchaser in the form of a deed to an undivided interest in a Component Site, except for the San Carlos Project, where timeshare intervals owned by the Club are in the form of a certificate evidencing a right to use the San Carlos Project.

1.8

Component Site means a timeshare resort in which Purchasers of Intervals are afforded use rights to the buildings together with the other facilities of that Resort through the Club’s ownership of timeshare intervals at that Resort.

1.9

Component Site Developer means the developer of a Component Site, but excludes Component Sites not developed or managed by Seller or Guarantor.

1.10

Declaration collectively means, as amended from time to time:

(a)

that Declaration of Condominium for Varsity Clubs of America: Notre Dame Chapter as recorded in the Public Records of St. Joseph County, Indiana at Document No. 0257469;

(b)

that Declaration of Condominium for Varsity Clubs of America:  Tucson Chapter as recorded in the Public Records of Pima County, Arizona at Docket 10716, Page 683;

(c)

that Declaration of Condominium for the Sedona Vacation Club at Los Abrigados as recorded in the Public Records of Coconino County, Arizona at Document No. 3166134;

(d)

that Declaration of Condominium for Kohl’s Ranch Lodge as recorded in the Public Records of Gila County, Arizona at Document No. 2002-016942;

(e)

that Declaration of Condominium for Golden Eagle Resort Lodge as recorded in the Public Records of Larimer County, Colorado at Reception No. 90006436;

(f)

that Declaration of Condominium for the Inn at Los Abrigados Resort as recorded in the Public Records of Coconino County, Arizona at Instrument No. 98-18102;

(g)

that Reglamento Interno Del Servicio Del Intervalo de Vacaciones dated November 21, 1997 for the Sea of Cortez Beach Club;

(h)

that Declaration of Condominium for the Rancho Manana Resort as recorded in the Public Records of Maricopa County, Arizona at Record No. 2002-1307510; and

(i)

that Declaration of Condominium for the Carriage House Deluxe Suite Hotel as recorded in the public records of Clark County, Nevada, at Instrument No. 19900816-00872.

1.11

Deeds of Trust means any deed of trust executed and delivered by a Purchaser encumbering all of the right, title and interest of each such Purchaser in and to its purchased undivided interest in Los Abrigados Resort or the Carriage House Project as security for such Purchaser’s obligations under any Financed Note Receivable.

1.12

Default Purchase Rate means, on the occurrence and during the continuation of an Event of Default, the interest rate to be used in calculating the Purchase Price, which shall be a rate five percent (5.0%) higher than the Purchase Rate.

1.13

Defaulted Receivable means any Receivable for which a payment has not been made by a Purchaser within thirty (30) days of the due date for the initial payment or which becomes ninety (90) days or more past due with regard to any payment thereafter.

1.14

Effective Date means the date of this Agreement as first set forth above.

1.15

Eligible Receivable means a Contract which satisfies all of the following criteria:

(a)

payments due under the Contract shall be self-amortizing and payable in equal monthly installments; and the maximum term of each such Contract shall not exceed eighty-four (84) months from the first payment due date and delivery of the Contract.  Notwithstanding the foregoing, up to twenty-five percent (25%) of the Eligible Receivables offered for sale on an annual basis may have a term of up to one hundred twenty (120) months;

(b)

the interest rate to the Purchaser is not less than fourteen percent (14%) per annum, such minimum interest rate to be determined so that, on calculation of the weighted average interest rate of all Contracts, such weighted average interest rate shall not be less than fourteen percent (14%) at any time during the term of this Agreement;

(c)

the first payment due date is not more than forty-five (45) days from the date it is offered for sale to Buyer;

(d)

the Contract arises as a result of a bona fide sale and no single Purchaser has purchased more than four (4) Club Interests, as defined in Section 1.20 herein;

(e)

the Purchaser meets credit standards acceptable to Buyer in accordance with the criteria set forth in Exhibit “H”;

(f)

the Contract is in form and substance satisfactory to Buyer, is validly enforceable in accordance with its terms, and shall become due and payable on the occurrence of an event of default thereunder by Purchaser;

(g)

Purchaser has made a cash down payment of at least ten percent (10%) of the actual purchase price of the Club Interest, exclusive of closing costs and processing fees, and no part of such payment has been made or loaned to Purchaser by Seller or Guarantor or an Affiliate of Seller or Guarantor, nor has the Purchaser received any cash or rebate of any kind;

(h)

no installment is more than thirty (30) days past due on a contractual basis at the time of sale to Buyer, nor becomes more than ninety (90) days past due on a contractual basis thereafter;

(i)

the Unit with respect to the Club Interest purchased has been completed, developed, and furnished in accordance with the Purchase Documents and is in compliance with all applicable restrictions and the Law and the approvals for use and occupancy for which have been duly obtained;

(j)

all amenities at the Component Sites for which the Club Interest purchased is located have been completed and are available for use by all Purchasers and are in compliance with all applicable restrictions and the Law, the approvals for use and occupancy for which have been duly obtained;

(k)

the Purchaser is the sole payor under the Contract and is not an Affiliate of, related to, or employed by Seller or Guarantor;

(l)

the sale of the Interval from which the Contract arises has not been canceled by the Purchaser, any statutory or other applicable cancellation or rescission period has expired, and the sale of the Interval otherwise complies fully with the terms, provisions, and conditions of this Agreement, any other related documents, the Purchase Documents and all Laws; and the Contract is free and clear of adverse claims, liens, and encumbrances and is not currently, nor shall it potentially be in the future, subject to claims of rescission, invalidity, unenforceability, illegality, defense, offset or counterclaim, nor is Seller aware of any threatened claims of rescission, invalidity, unenforceability, illegality, offset, or counterclaim;

(m)

payments are to be in legal tender of the United States;

(n)

the Purchase Documents are valid, genuine, and enforceable against the obligor thereunder and the Purchaser does not have any right of set-off, abatement, or counterclaim, all applicable rescission periods have expired, and such Purchaser has not assigned his interest thereunder;

(o)

the Purchaser is a U.S., Mexican or Canadian citizen and resident, provided, however,  that no more that ten percent (10%) of the Contracts offered to Buyer are Canadian residents, and that the payment method for the Receivable by Mexican citizens is either by automatic credit or debit card charge;

(p)

payments have been and shall be made by the Purchaser thereunder and not by Seller or any Affiliate of Seller or Guarantor on the obligor’s behalf;

(q)

the Purchase Documents shall not contain any provision obligating a Purchaser to pay any prepayment penalty to either Seller or Buyer;

(r)

the Purchaser of the relevant Club Interest has access to a Unit among the Component Sites during any use period reserved by or assigned to such Purchaser, all in accordance with the Purchase Documents;

(s)

the original of the Contract and all related documents have been endorsed by the Seller to Buyer in the manner prescribed by Buyer and delivered to Seller as provided in this Agreement, and the terms thereof and all instruments related thereto shall comply in all respects with all Laws;

(t)

a certificate of occupancy for such Unit (or the building in which the Unit is located) has been issued, and such Unit is not subject to any lien or Claim (other than the lien created by a Contract and the Permitted Exceptions) that has not previously been consented to in writing by Buyer;

(u)

the form of Purchase Documents, including but not limited to the form of promissory note, deed of trust, federal Truth-in-Lending disclosure statement, purchase contract, and other documents and instruments, relating to the Interval purchase transactions giving rise to such Contract have been approved in advance by Buyer in writing;

(v)

the Note Receivable is secured by a pledge and assignment of the Club Membership Agreement Deed of Trust which shall be assigned by the Seller to the Buyer; and

(w)

the maximum outstanding principal balance of such Contract does not exceed $30,000 (or such greater amount as may be approved in writing in advance by Buyer).

1.16

Eligible Receivable Balance means the principal balance owed by the underlying consumer on the Eligible Receivable as of the date the Eligible Receivable is purchased by Buyer.

1.17

Environmental Indemnity Agreement means the Environmental Indemnity Agreement dated as of the date hereof executed and delivered by the Seller and Guarantor to the Buyer, as the same may be amended from time to time.

1.18

Environmental Law means The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended from time to time (“RCRA”), the Superfund Amendments and Reauthorization Act of 1986, as amended, the federal Clean Air Act, the federal Clean Water Act, the federal Safe Drinking Water Act, the federal Toxic Substances Control Act, the federal Hazardous Materials Transportation Act, the federal Emergency Planning and Community Right to Know Act of 1986, the federal Endangered Species Act, the federal Occupational Safety and Health Act of 1970, the federal Water Pollution Control Act, and any and all comparable statutes or ordinances enacted in the jurisdiction in which the Resort is located, as all of the foregoing laws may be amended from time to time, and any rules or regulations promulgated pursuant to the foregoing; together with any similar local, state, or federal statutes, ordinances, rules, or regulations, either in existence as of the date hereof or enacted or promulgated after the date of this Agreement, that concern the management, control, storage, discharge, treatment, containment, removal, and/or transport of Hazardous Materials or other substances that are or may become a threat to public health or the environment; together with any common law theory involving Hazardous Materials or substances that are (or alleged to be) hazardous to human health or the environment, based on nuisance, trespass, negligence, strict liability, or other tortious conduct, or any other federal, state, or local statute, ordinance, regulation, rule, policy, or determination pertaining to health, hygiene, the environment, or environmental conditions.

1.19

Event of Default has the meaning set forth in Section 7.

1.20

Financing Statements means the UCC-1 Financing Statements or amendments thereto in form and substance approved by Buyer, filed of record from time to time as required under this Agreement.

1.21

GAAP means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period, with any exceptions thereto noted.

1.22

Governmental Authority and Governmental Authorities means the United States of America and the state, county, and municipality in which the Property is located, and all other governmental authorities having jurisdiction over Seller, Purchaser, the Guarantor, the Property, repair, restoration and renovation of the Improvements, the Resort or the sale, use and occupancy of Intervals.

1.23

Guarantor means ILX Resorts Incorporated, an Arizona corporation.

1.24

Guaranty means that certain Guaranty and Subordination Agreement executed by Guarantor on or of even date herewith, guarantying all of the obligations of Seller to Buyer under this Agreement, as the same may be amended from time to time.

1.25

Hazardous Materials means “hazardous substances”, “hazardous waste”, “hazardous constituents”, “toxic substances”, or “solid waste”, as defined in the Environmental Laws, and any other contaminant or any material, waste, or substance that is petroleum or petroleum based, asbestos, polychlorinated biphenyls, flammable explosives, or radioactive materials.

1.26

Holdback means with respect to any Eligible Receivable, the portion of the Purchase Price for such Eligible Receivable that is not paid on the Purchase Date of any Eligible Receivable.

1.27

 Holdback Fraction means the initial percent obtained by dividing the initial Holdback for an Eligible Receivable by the Purchase Price for such Eligible Receivable.

1.28

Law means any and all applicable federal, state, and local statutes, ordinances, rules, regulations, court orders or other decree of any governmental entity, and other legal requirements of any and every conceivable type to which Seller, Guarantor, Club, any of the Resorts, or any portion thereof, the Resort Documents, this Agreement, the Related Documents, or all or any portion of the Receivables, as applicable, is or becomes subject from time to time.

1.29

Los Abrigados Intervals means those timeshare intervals in the Los Abrigados Project, and all other rights of usage and other appurtenances of and pertaining to each such timeshare interest.

1.30

Los Abrigados Partners Limited Partnership “Los Abrigados” means an Arizona limited partnership in the business of marketing timeshare intervals in the Los Abrigados Project.

1.31

Managing Entity means for the Club Project and each Component Site, the entity that is responsible for the operation and maintenance of the Club Project or Component Site in accordance with the Project Documents.

1.32

Membership Plan means the Premiere Vacation Club Membership Plan restated and recorded in the public records of Maricopa County, Arizona, on 12/06/02 as Redord No. 2002-1307518, as the same may be amended or restated from time to time, which document provides for the management, operation, use, and enjoyment of the Club and establishes the benefits and burdens of the Club.

1.33

Note Receivable means the contract, installment notes and related Purchase Documents executed by a Purchaser in favor of Seller in connection with such Purchaser’s acquisition of a Club Interest.

1.34

Obligation means any and all indebtedness, obligations, liabilities, contracts, representations, warranties, and agreements of every kind and nature between Seller and Buyer now existing or hereinafter arising, and now or hereinafter contemplated pursuant to this Agreement, or otherwise.

1.35

Permitted Exceptions means the exceptions to title listed on Exhibit “C “.

1.36

Person means natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

1.37

Project Documents means any and all documents evidencing or relating to the sale of Club Interests by Seller or Los Abrigados and the operation of the Club Project and the Component Sites, including, without limitation, the Club Membership Agreement, the Membership Plan, the receipt for Club Documents, Component Site Declarations, the public offering statement or prospectus and all exhibits thereto, the declaration, the articles and bylaws of the Managing Entity for the Club Project and the Component Sites, the rules and regulations of the Club Project and the Component Sites, the affiliation agreement(s) with an internal or external exchange program, the Club Project and Component Site management contracts, and such other documents as required to be delivered to Purchasers or filed with a governmental authority by the Law.

1.38

Property means the lands on which the Resorts or Component Sites are located, and including any land hereafter added to the Resorts or Component Sites pursuant to the Declarations.

1.39

Purchase Date  means  the date of  purchase by Buyer of any Eligible Receivable from Seller.

1.40

Purchase Documents means the Receivables and any agreement and related sale documents executed and delivered by a Purchaser to Seller or Los Abrigados with respect to the purchase of a Club Interest which is financed by Purchaser through a Contract (including, without limitation, all loan applications, title insurance policies, financial statements, truth in lending disclosure statements, Real Estate Settlement Procedures Act disclosure statements, credit card authorization forms, and the like) and all guaranties and other documents or instruments evidencing or securing the obligations of the Purchaser or any other person primarily or secondarily liable on such purchase agreement, including, without limitation, all pledge and assignments of Club Membership Agreements and all Deeds of Trust.

1.41

Purchase Price means the present value of the remaining monthly payments due on an Eligible Receivable at the time of sale, discounted at the Purchase Rate.

1.42

Purchase Rate means, for the purposes of calculating the Purchase Price, a floating rate per annum equal to the Prime Rate as published in The Wall Street Journal, Eastern Edition (“Prime Rate”), plus two and three-quarters percent (2.75%) but in no event less than seven percent (7.0%) per annum.  The Purchase Rate for each calendar month for Contracts purchased during that month shall be fixed for the duration of the Contracts, and shall be determined by the Prime Rate published prior to and in effect on the first (1st) business day of the month in which the Contract is purchased.

1.43

Purchaser means any Person who purchases one or more Club Interests.

1.44

Receivable means each Contract and the related Purchase Documents which are now or hereafter assigned, endorsed, and delivered to Buyer pursuant to this Agreement, together with:

(a)

All guaranties and other documents or instruments evidencing or securing the obligations of the Purchaser or any other person primarily or secondarily liable on each Contract;

(b)

All files, books and records of Seller pertaining to any of the foregoing; and

(c)

All proceeds from the foregoing.

1.45

Receivable Payments means those payments on Contracts which have been sold, assigned, transferred, or set over to Buyer pursuant to this Agreement.

1.46

Recourse means the obligation of Seller to Buyer pursuant to Section 3 resulting from a Defaulted Receivable

1.47

Related Documents means all other documents and agreements between Seller and Buyer executed or delivered in connection with this transaction, together with any and all renewals, extensions, amendments, restatements, or replacements thereof, whether now or hereafter existing.

1.48

Replacement Note Receivable means an Eligible Receivable, which is assigned to Buyer in replacement of or as a supplement to a Defaulted Receivable.

1.49

Resorts collectively mean the following and mean any one of them as the context permits:

(i)

VCA South Bend Project;

(ii)

VCA Tucson Project;

(iii)

Los Abrigados Project;

(iv)

Kohl’s Ranch Project;

(v)

Golden Eagle Project;

(vi)

Inn at Los Abrigados Project;

(vii)

San Carlos Project;

(viii)

Rancho Manana Project;

(ix)

Carriage House Project;

(x)

Bell Rock Inn Project;

(xi)

Scottsdale Camelback Resort Project;

(xii)

Roundhouse Project; and

(xiii)

PVC at Roundhouse Project.

1.50

Timeshare Act means any and all laws governing timeshares as enacted in the State in which the Component Sites are located.

1.51

Unit means an individual residential dwelling unit within a Resort, together with all furniture, fixtures, and furnishings therein, and together with any and all interest in common elements appurtenant thereto, as provided in the respective Declaration.

1.52

Unit Weeks means specific fee simple interval ownership interests or other occupancy rights, each consisting primarily of a seven (7) day occupancy period in a type of Unit at a Component Site which is conveyed to the Club by one of the Component Site Developers pursuant to a special warranty deed or with respect to the San Carlos Project by business agreement, and as more particularly described in the Declaration of Annexation attached to the Membership Plan.

SECTION 2 - RIGHT TO FINANCE;
SUBJECT MATTER OF SALE AND PAYMENT

2.0

Right to Purchase.  Subject to the provisions hereinafter set forth, Seller shall offer Buyer the first, absolute and exclusive right to purchase or finance Eligible Receivables in an aggregate face amount of up to Thirty Million and No/100 Dollars ($30,000,000.00) and all Eligible Receivables in excess of such amounts such purchase to be in the sole discretion of Buyer (“Exclusive Right to Purchase”).  Buyer’s Exclusive Right to Purchase shall terminate thirty-six (36) months from the Effective Date or on the earlier termination of this Agreement.  Notwithstanding the foregoing, Buyer’s Exclusive Right to Purchase with respect to Eligible Receivables shall be satisfied if Seller offers to Buyer through the termination of this Agreement not fewer than 40% of all such Eligible Receivables.  Seller shall not sell, hypothecate, assign, offer, use as collateral, or otherwise finance in any other way, more than 60% of the Eligible Receivables with any Person other than Buyer without first offering to sell such Eligible Receivables to Buyer and in any event only after receipt of the prior written consent of Buyer.  If Buyer gives Seller written notice that it declines to finance or purchase any Eligible Receivables offered by Seller, or Buyer fails to finance within 14 days of submittal any Eligible Receivables offered by Seller, then Seller may arrange for alternative financing or purchase sources for such Eligible Receivables.  The purchase price of Eligible Receivables for determining the aggregate face amount of the thirty million dollars ($30,000,000) available to Seller shall be the Advance Rate as defined in Section 2.4.

2.1

Form of Receivables.  All Receivables purchased shall be in the form attached as Exhibit “B” unless otherwise approved by Buyer in writing.  Concurrently with the transfer of each Receivable, Seller shall transfer and assign or cause to be transferred and assigned to Buyer the related Contract and other Purchase Documents, pursuant to an assignment in the form attached as Exhibit “I”.

2.2

Conditions Precedent to Purchase.  The obligation of Buyer to purchase any Eligible Receivable is subject to satisfaction of all of the following conditions and in accordance with the other terms and conditions in this Agreement:

(a)

Closing Deliveries.  Prior to execution of this Agreement, Buyer shall have received, in form and substance satisfactory to Buyer, all documents, instruments, and information identified on the closing checklist attached as Exhibit “D”.

(b)

Deliveries Prior to Each Sale.  Prior to each sale to Buyer, Buyer shall have received all documents, instruments, and information identified on Exhibit “E” pertaining to the Contracts seller is offering to Buyer.  Requests for purchase shall be made by Buyer not more than on a weekly basis, shall be made at least seven (7) days prior to the requested date of disbursement and shall be in the form of Exhibit “F”.

(c)

Representations and Warranties.  The representations and warranties in this Agreement and in the Related Documents shall be true, correct, and complete in all material respects on and as of the date of sale taking into account any amendments to the exhibits as a result of any disclosures made by Seller to Buyer in writing after the Effective Date and approved by Buyer in writing.

(d)

No Default.  No Event of Default shall have occurred.

(e)

Performance of Agreements.  Seller shall have performed in all material respects all agreements, paid all fees, costs and expenses, and satisfied all conditions which this Agreement or the Related Documents provide shall be paid or performed by it as of such date.

(f)

Governmental Approvals.  Seller shall have obtained all approvals, licenses, permits and consents for (a) Seller’s operation of that portion of the Resort for which sales of Club Interests which are the subject of the requested sale have been made and (b) the sale of Club Interests which generated the Eligible Receivable that are the subject of the requested sale.

2.3

Disbursement.  Within fourteen (14) days after Buyer’s receipt of the documents described in Section 2.2 and provided that all other conditions precedent have been met to Buyer’s satisfaction, Buyer shall disburse to Seller the Purchase Price to which Seller would be entitled for each Eligible Receivable submitted to and accepted by Buyer.  Notwithstanding the foregoing, Buyer’s disbursement of the Purchase Price for any Eligible Receivable shall not be construed as a waiver of any of its rights under this Agreement or the Law.

2.4

Purchase Payments.  Buyer shall pay to Seller, on the purchase of each Eligible Receivable accepted by Buyer, an amount equal as follows:

(i)

on the Purchase Date, Buyer shall pay to Seller one hundred percent (100%) of the Eligible Receivable Balance for such Eligible Receivable on such date.

(ii) thereafter, Buyer shall pay to Seller, periodically as set forth below, a portion of the Holdback for such Eligible Receivable, (“Holdback Payments”).  Such periodic Holdback Payments shall (a) be made on the date twenty-four (24) months after the Purchase Date for such Eligible Receivable and at six month intervals thereafter (the date of each such periodic payment being referred to hereinafter as a “Payment Date”) and (b) be in an amount equal to the product of the Holdback Fraction for such Eligible Receivable times the difference between (A) the Purchase Price for such Eligible Receivable, minus (B) the present value on the Payment Date of the remaining monthly payments due on such Eligible Receivable discounted at the Purchase Rate for such Eligible Receivable as in effect on the Purchase Date minus, if any, the aggregate Holdback Payments previously paid,.  Once a portion of the Holdback is paid to the Seller, the remaining Holdback amount shall equal the original Holdback less the aggregate Holdback Payments paid.

Notwithstanding anything herein to the contrary, Seller does not have the right to receive any Holdback payments described in 2.4(ii) above upon the occurrence and during the continuation of an Event of Default or if Seller owes any amounts to Buyer.  The Buyer shall have the right to offset any Holdback payments by all or a portion of any amount due to Buyer resulting from a Defaulted Receivable or other amounts due under the Loan Documents.

2.5

Intentionally Deleted.

2.6

Prepayment.  Should a Receivable be prepaid by a Purchaser, then the difference between the present value of the balance of the Receivable at Seller’s interest rate to the Purchaser specified in the Contract (“Purchaser PV”) and the present value of the balance of the Receivable at the Purchase Rate (“Buyer PV”) shall be calculated to determine if money is owed to Buyer or to Seller.  If the Purchaser PV exceeds the Buyer PV, Seller shall pay an amount equal to the original discount less the difference between Purchaser PV and Buyer PV to Buyer within ten (10) days of the Purchaser’s prepayment.  If the Buyer PV exceeds the Purchaser PV, and provided that no Event of Default exists and no condition exists that with the giving of notice or the passage of time or both would cause an Event of Default to exist, Buyer shall pay an amount equal to the original Holdback less the difference between Buyer PV and Purchaser PV and less Holdback Payments paid on the Receivable to Seller within ten (10) days of the Purchaser’s prepayment.  Notwithstanding anything to the contrary in the Agreement, should any Receivable be prepaid in full or a chargeback, as defined below, within 90 days of the first payment due date thereunder, Seller shall pay to Buyer a processing fee of one hundred dollars (US$100.00) per Receivable.  Purchasers shall not be obligated to pay any prepayment penalty to either Buyer or Seller.

2.7

True Sale.  The sale of Receivables to Buyer from Seller is a true sale. The purchase of Receivables by Buyer is absolute and, subject to Section 3, Seller has no right to repurchase any Receivables.

2.8

Recharacterization.  Without prejudice to the provisions of Section 2.7 above providing for the absolute transfer of all of Seller’s interest in the Receivables, in order to secure the prompt payment and performance of Seller to Buyer and Buyer’s assignees arising in connection with this Agreement whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, Seller hereby assigns and grants to Buyer a first priority security interest in all Seller’s right, title and interest, whether now owned or hereafter acquired, if any, in, to and under the Receivables and Purchase Documents, and Buyer shall be entitled to file Financing Statements in connection therewith.

SECTION 3 - RECOURSE

3.0

For each Receivable that has become a Defaulted Receivable (“Chargeback”), Seller unconditionally agrees to do either of the following:

(a)

Repurchase the Defaulted Receivable for the Repurchase Price (as defined in Section 3.1 below) from Buyer within fifteen (15) days after Buyer delivers notice to Seller requesting repurchase.

(b)

Repurchase the Defaulted Receivable from Buyer and replace the Defaulted Receivable with a new Eligible Receivable acceptable to Buyer, which shall be subject to this Agreement, with a principal balance, term, and interest rate not less than the Defaulted Receivable being replaced, within fifteen (15) days after Buyer delivers notice to Seller requesting repurchase and replacement.

3.1

The repurchase price of any Defaulted Receivable which Seller is required to repurchase pursuant to this Agreement shall be a sum equal to the Buyer PV minus the difference between the original Holdback and the Holdback Payments paid on the Defaulted Receivable, plus accrued interest and late fees and any other costs and expenses as set forth in the Contract (“Repurchase Price”).  If Seller elects to replace the Defaulted Receivable, Buyer shall pay Seller the Purchase Price for the replacement Eligible Receivable in accordance with Section 2.  Provided, however, that Buyer shall be entitled to a credit for the Repurchase Price in connection with Seller’s repurchase of the Defaulted Receivable.

3.2

On payment to Buyer of the Repurchase Price, the Defaulted Receivable shall be transferred and assigned to Seller free and clear of any rights of any person claiming through or under Buyer, and without recourse to Buyer.

SECTION 4 - REPRESENTATIONS AND WARRANTIES

Seller, Component Site Developer and Guarantor, as applicable, represent and warrant and shall be deemed continuously to represent and warrant to Buyer the following:

4.0

Existence; Good Standing.  Seller is a validly existing corporation duly formed under the laws of the State of Arizona.  Seller is duly authorized to do business and is in good standing under the laws of such jurisdiction and such other jurisdictions as required to conduct the business in which it is engaged, and has all licenses and permits necessary to conduct the business in which it is engaged.  Club is validly existing Arizona corporation duly formed under the laws of the State of Arizona.  Club is duly authorized to do business and is in good standing under the laws of such state and such other jurisdictions as required to conduct the business in which it is engaged, and has all licenses and permits necessary to conduct the business in which it is engaged.  Los Abrigados is a validly existing Arizona limited partnership formed under the laws of Arizona.  Los Abrigados is authorized to do business and is in good standing under the laws of such other jurisdictions as required to conduct its business and has all licenses and permits necessary to conduct the business in which it is engaged.  Each of the other Component Site Developers is a validly existing Arizona corporation incorporated under the laws of Arizona.  Each of the other Component Site Developers is authorized to do business and is in good standing under the laws of such other jurisdictions as required to conduct its business and has all licenses and permits necessary to conduct its business.  Guarantor is a validly existing corporation incorporated under the laws of Arizona, and is in good standing.

4.1

Authority.

(a)

Seller.  Seller has (and, at the time of entry into the Contracts, had) the power and authority to own its property and transact the business in which it is engaged or presently proposes to engage and to execute, deliver, and perform under the Contracts, this Agreement and Related Documents, the execution, delivery, and performance of which have been duly authorized by all requisite action required by Law and by its articles of incorporation and bylaws.  Each Component Site Developer has (and, at the time of entry into the Contracts, had) the power and authority to own its property and transact the business in which it is engaged or presently proposes to engage and to execute, deliver, and perform under the Contracts, this Agreement and Related Documents, the execution, delivery, and performance of which have been duly authorized by all requisite action required by Law and by its articles of incorporation and bylaws.  The execution, delivery, and performance of this Agreement and the Related Documents by Seller does not and will not constitute a breach or violation of Seller’s articles of incorporation or bylaws; any other instrument or contract to which Seller is a party or any Law by which Seller is bound; or any documents relating to the Resorts or the Club Interests.  The execution, delivery and performance of this Agreement by each Component Site Developer does not and will not constitute a breach or violation of such Component Site Developer’s applicable entity documents; an other instrument or contract to which such Component Site Developer is a party or any Law by which such Component Site Developer is bound.

(b)

Guarantor.  Guarantor has the power and authority to execute, deliver, and perform under the Guaranty, the execution, delivery, and performance of which has been duly authorized by all requisite action required by Law and by its articles of incorporation and bylaws.  The execution, delivery, and performance of the Guaranty by Guarantor does not and will not constitute a breach or violation of Guarantor’s articles of incorporation or bylaws; any other instrument or contract to which Seller is a party or any Law by which Seller is bound; or any documents relating to the Resort or the Club Project Intervals, Los Abrigados Intervals or Carriage House Intervals.

4.2

Other Agreements.  Neither Seller, Guarantor nor any Component Site Developer is in default under any indenture, mortgage, deed of trust, agreement, or other instrument to which it is a party. The execution, delivery, and compliance with this Agreement and the Related Documents will not (i) to the best of Seller’s knowledge, violate the Law, or (ii) conflict or be inconsistent with, or result in any default under, any contract, agreement, or commitment to which Seller is bound.

4.3

Enforceability.  Each of the Contracts and other Purchase Documents, this Agreement and each of the Related Documents are valid, binding, and enforceable in accordance with their terms and do not require the consent or approval of any governmental body, agency, or authority.

4.4

Litigation and Proceedings.  Except as disclosed in Exhibit “G”, there are no actions, suits, proceedings, orders, or injunctions pending or, to the best of Seller’s knowledge, threatened against or affecting Seller, Club, any Component Site Developer, Guarantor, the Managing Entity, or any Affiliate of Seller or Guarantor, the Property or the Resort, at law or in equity, or before or by any governmental authority.  Neither Seller nor Guarantor has received any notice from any court or governmental authority alleging that such Person or any Affiliate of Seller, Guarantor, or the Managing Entity has violated the Timeshare Act or any Law.

4.5

Taxes.  Seller, Club and each Component Site Developer has filed all tax returns, income or otherwise, which are required to be filed by it and has paid, or will pay prior to delinquency, all taxes (including all interest and penalties, if any) due pursuant to such returns or pursuant to any assessment received by it, and there is no unassessed tax or tax deficiency proposed or threatened against it or Guarantor.  All ad valorem taxes and other taxes and assessments against the Club Project, each Component Site, Club Interest and the Collateral have been paid or are current and will be paid when due and Seller knows of no basis for any additional taxes or assessments against the Club Project, each Component Site, Club Interest or the Collateral.  Seller shall collect and pay all applicable sales or rental tax respecting the sale or rental of the Club Interests.

4.6

Financial Statements.  Guarantor’s financial statements fairly present the financial condition and (if applicable) results of operations of Guarantor as of the date or dates of the financial statements and for the periods covered by the financial statements.  All such financial statements, if any, were prepared in accordance with GAAP.  There has been no material adverse change in the financial condition of Guarantor from the financial condition shown in the financial statements.  Guarantor is able to pay all of its debts as they become due, and Guarantor shall maintain such solvent financial condition, giving effect to all obligations, absolute and contingent, of Guarantor.  Guarantor’s obligations under the Loan Documents will not render Guarantor unable to pay its debts as they become due.  The present fair market value of Guarantor’s assets is greater than the amount required to pay its total liabilities.

4.7

Compliance With Law.  To the best of their knowledge after the exercise of due care and diligence, Seller, Club and each Component Site Developer has complied in all respects with the Law applicable to its business, including, without limitation: (i) the Interstate Land Sales Full Disclosure Act; (ii) any applicable state condominium and timeshare statutes, rules, and regulations, including but not limited to those governing the administration and operation of owners’ associations and those requiring registration of any of the Intervals; (iii) Regulation Z of the Federal Reserve Board; (iv) the Equal Credit Opportunity Act; (v) Regulation B of the Federal Reserve Board; (vi) Section 5 of the Federal Trade Commission Act; (vii) all applicable state and federal securities laws; (viii) all applicable usury laws; (ix) all applicable trade practices, home and telephone solicitation, sweepstakes, lottery, and other consumer credit and protection laws; (x) all applicable real estate sales licensing, disclosure, reporting, and escrow laws; (xi) the Americans with Disabilities Act; (xii) the Real Estate Settlement Procedures Act; and (xiii) all amendments to and rules and regulations promulgated under the foregoing.

4.8

Licenses and Permits.  Seller, Club and each Component Site Developer has all required franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, approvals, exemptions, and orders as are necessary to carry on its business as now being conducted (collectively, “Licenses”).  Such Licenses are in full force and effect and no violations are or have been recorded in respect to any License and no proceeding is pending or threatened to revoke any License.

4.9

Employee Benefit Plan. Seller, Club and each Component Site Developer is in compliance in all material respects with all applicable provisions of the Employee

Retirement Income Security Act, the Internal Revenue Code, and all other applicable laws and the regulations and interpretations thereof with respect to all employee benefit plans adopted by Seller for the benefit of its employees.  No material liability has been incurred by Seller, which remains unsatisfied for any funding obligation, taxes, or penalties with respect to any such employee benefit plan.

4.10

Principal Place of Business.  The address of the principal place of business of Seller is Phoenix, Arizona.  All documents and records, including computer records, pertaining to the Receivables, and collections thereon are and will be kept at 2111 East Highland, Suite 210, Phoenix, Arizona  85016.

4.11

Representations and Warranties as to the Club Project.

(a)

Title; Prior Liens.  Club is the owner of all Club Inventory and has good and marketable title to the timeshare intervals in the Component Sites annexed into the Club (excluding Los Abrigados Intervals and Carriage House Intervals deeded to Club members) subject to the Permitted Exceptions.  Neither Seller nor any Component Site Developer is in material default under any of the documents evidencing or securing any indebtedness which is secured, wholly or in part, by the Club Project or any Component Site, and no event has occurred which with the giving of notice, the passage of time, or both, would constitute a default under any of the documents evidencing or securing any such indebtedness.  There are no liens or encumbrances against the Club Project Intervals Owned by Club or any Component Site developed by Seller or Guarantor, other than the Permitted Exceptions as listed on Exhibit “C”.

(b)

Purchase Documents.  The security interest created by the Purchase Documents is and will be prior to any lien or other interest relating to Club Interests.  The Purchase Documents are assignable by the obligee and its successors and assigns.

(c)

Access. Each Component Site has direct access to a publicly dedicated road over recorded easements, and all roadways, if any, inside the Resorts are or will be common areas under the Declaration.

(d)

Utilities.  Electric, gas, sewer, water facilities, and other necessary utilities are lawfully available in sufficient capacity to service the Resorts and any easements necessary to the furnishing of such utility service have been obtained and duly recorded.

(e)

Amenities.  All amenities described in the Project Documents as completed are completed.  Each Purchaser has access to and the use of all of the amenities and public utilities of the Resorts as and to the extent provided in the Project Documents.

(f)

Construction.  All costs arising from the construction of all improvements or repair, restoration and renovation of the Improvements and the purchase of all equipment, inventory, or furnishings located in or on the Resorts and promised with respect to the sale of a Club Interest which is the subject of a purchased Receivable have been paid in full or financed.  The Property, the Resorts, and the Improvements have been and will continue to be constructed and operated in compliance with all applicable zoning requirements, building codes, subdivision ordinances, licensing requirements, covenants, conditions, and restrictions of record, and all Laws.

(g)

Project Documents:  Seller has furnished Buyer with true and correct copies of the Project Documents.  The Project Documents comply with the Law, including, without limitation, the Timeshare Act and all of the rules or regulations thereunder and are in full force and effect.  Each Component Site has been established and dedicated as, and will remain, a timeshare project.  All necessary approvals of the offering for the sale of Club Interests from the states in which they are sold have been obtained.  Except for amendments to cause accommodations to be annexed or de-annexed or as required by law, Seller will not vote to materially amend the Membership Plan without the prior written consent of Lender, which consent shall not be unreasonably withheld.

4.12

Assessments.  The Managing Entity has the authority to levy annual assessment to cover the costs of maintaining and operating the Club Project and each Component Site.  The Managing Entity is solvent, and currently levied assessments on Purchasers together with developer subsidies and/or advances are adequate to cover the costs of maintaining and operating the Club Project and each Component Site and to pay for current deferred maintenance and capital improvements.  There are no events, which currently exist or could reasonably be foreseen by Seller, which could give rise to a material increase in such costs.

4.13

Exchange Company.  Seller and/or Club is a member and participant, pursuant to a validly executed and enforceable written agreement with Interval International.  Seller has paid all fees and other amounts due and owing under such agreement and is not in default under such agreement, and no condition exists which, with the giving of notice or the passage of time, or both would constitute a default under such agreement.

4.14

Environmental Matters.  To the best of Seller, Club, and Component Site Developers’ knowledge, the Property does not contain any Hazardous Materials, and no Hazardous Materials are used or stored at or transported to or from the Property, except for commercially reasonable amounts thereof commonly found at residential or resort properties in the immediate vicinity of the Property; Seller, Club or Component Site Developer have received no notice from any governmental agency or other Person with regard to Hazardous Materials on, under, or affecting all or any portion of the Receivables and neither Seller, the Club Project, each Component Site, nor any portion of the Receivables are in violation of any Environmental Laws with regard to Hazardous Materials.

4.15

Representations as to the Receivables.

(a)

Title and Enforceability.  Seller, Club and each Component Site Developer, as applicable, has good and marketable title to the Receivables and has full right to enter into the Purchase Documents; to the best of Seller’s knowledge, all parties to the Purchase Documents have full capacity to contract; all filing and recording required by Law have been completed and complied with and any requirement of new or further filing, recording, or renewals thereof shall be complied with by Seller, the Club, each Component Site Developer, and Buyer may undertake same but shall be without any responsibility or obligations whatsoever for any omission or invalid accomplishment thereof; the Purchase Documents and assignments of Purchase Documents are genuine and in all respects what they purport to be and enforceable according to their terms; to the best of Seller’s knowledge, all statements in the Purchase Documents are true and all unpaid balances shown therein or in other documents provided by Seller to Buyer are correct; and the Purchase Documents and the obligations which they evidence are, and will continue to be, free and clear of all defenses, setoffs, counterclaims, liens, and encumbrances of every kind and nature.  The bargained-for services and facilities are and shall remain available to Purchasers in satisfactory condition and have been accepted by Purchasers under the Contracts and the Purchase Documents.

(b)

Eligibility.  On the date of the assignment and delivery to Buyer, each Contract assigned to Buyer constitutes an Eligible Receivable and Seller is not aware of any facts or information, which would cause such Eligible Receivable to be ineligible under this Agreement.

(c)

Compliance With Law.  The Purchase Documents comply with the Law, including, without limitation, Truth-in-Lending laws, federal and state disclosure requirements and regulations, and other Laws pertaining to the enforcement or enforceability of the Contracts.  The marketing, sale, offering of sale, rental, solicitation of Purchasers or, if applicable, lessees, and financing of Intervals (i) do not constitute the sale, or the offering for sale, of securities subject to the registration or other requirements of the Securities Act of 1933, as amended, or any state securities law; (ii) do not violate the Interstate Land Sales Full Disclosure Act, the applicable law governing timeshare, or any other Law; and (iii) do not violate any consumer credit or usury statute of the state or country in which the Resort is located or any jurisdiction in which sales or solicitation activities regarding the Intervals occur.  To the extent required by the Law, all Interval marketing and sales activities are performed by employees or independent contractors of Seller, who is and shall remain properly licensed in accordance with the Law.

(d)

Deed of Trust.  Each Deed of Trust is a first priority security interest on the purchased undivided interest in Los Abrigados Resort or undivided interest in the Carriage House Project.

4.16

Full Disclosure.  No part of this Agreement or the Related Documents or any certificate or statement furnished by Seller to Buyer contains or will contain, during the term of this Agreement, any misleading or untrue statement of a material fact.  To the best of Seller’s knowledge, there is no fact, other than facts relating to general economic conditions, which materially adversely affects the business, operations, affairs, conditions, properties, or assets of Seller which has not been set forth in the documents, certificates, or statements furnished to Buyer.  Seller knows of no legal or contractual restriction which will prevent it from offering or selling Club Project Intervals or Los Abrigados Intervals to Purchasers in any jurisdictions where it is selling such Intervals.

4.17

Reservation System.  The Reservation System for the Club is fully operational for its intended purpose.  Seller represents that the Reservation System for the Club including the computer software is owned by ILX Resorts Incorporated free and clear of any Liens (other than those relating to the financing or leasing of equipment or software or licensing of software) that the Reservation System shall continue in operation and shall be available to the Club and that the Reservation System shall always be operated to facilitate Purchaser’s ability to exercise and use their timeshare interests in accordance with the Project Documents.  Seller and the Club acknowledge the significance of the Reservation System to the ability of Purchasers to exercise their use rights in accordance with their Club Membership Agreement and the Project Documents.

4.18

One to One Ratio.  Borrower represents and warrants that the Club as of the closing date will have sufficient accommodations and use rights so that at all times Total Authorized Club Membership Shares (as defined in the Membership Plan) sold and attributable to all Purchasers who are in compliance with their Club Membership Agreements, and the Project Documents is less than or equal to the Club Inventory consisting of Unit Weeks which have been annexed at that time in accordance with the Membership Plan (“One to One Ratio”).

4.19

Club Reports.  Seller shall maintain at all times and available for inspection by Buyer a complete listing of all Purchasers in good standing of the Club, the fractional value of all Club Interests and related Memberships purchased, whether the Club Interest is annual or biennial, a current inventory status report of all accommodations and facilities which make up the Club and shall provide additional reports and information concerning the Club as reasonably requested by Buyer.

SECTION 5 - AFFIRMATIVE COVENANTS

Seller covenants with Buyer as follows:

5.0

Performance.  Seller promptly shall perform all of its obligations under this Agreement and the Related Documents.

5.1

Insurance.  Seller, Club and each Component Site Developer shall maintain the following insurance policies (“Insurance Policies”):

(a)

For properties managed by Seller, all-risk builder’s risk insurance during renovation of the Improvements, in an amount equal to one hundred percent (100%) of the replacement cost of the Property, providing all-risk coverage on the Property and the materials stored on the Property and elsewhere, including the perils of collapse and water damage.

(b)

All-risk insurance on the Property until such time as the this Agreement is terminated, as determined by Buyer, in an amount equal to one hundred percent (100%) of the replacement cost of either the Property or of the Intervals annexed to Club Project if Seller does not manage the Property or in such additional amounts as Buyer may reasonably require, providing all-risk coverage on the Property.

(c)

Such other insurance as Buyer may reasonably require, which may include business interruption, flood, sinkhole, earthquake, hurricane, and other risks.

All Insurance Policies shall be issued on forms and by companies of at least a Best rating of A-, XII, which are licensed to do business in the state in which the Component Site is located, and shall be satisfactory to Buyer.  Seller shall deliver copies of all

Insurance Policies to Buyer prior to closing, and shall deliver to Buyer evidence of such coverage on or before the anniversary date of each Insurance Policy.  All Insurance Policies shall have loss made payable to Buyer as mortgagee together with the standard mortgagee clause, if such is required in the state in which the Component Site is located.  No Insurance Policy may be terminated, reduced, or materially changed without Buyer’s prior written consent, and all Insurance Policies shall contain a provision giving Buyer thirty (30) days’ prior notice of termination, reduction, or other material change of the coverage.

(d)

Proofs of Claim.  In case of loss or damage or other casualty, Seller shall give immediate written notice thereof to the insurance carrier(s) and to Buyer.  Subject to the prior rights of the Managing Entity under the Project Documents, Buyer is authorized and empowered, and Seller hereby irrevocably appoints Buyer as its attorney-in-fact (such appointment is coupled with an interest), at Buyer’s option, to make or file proofs of loss or damage and to settle and adjust all claims under insurance policies which insure against such risks, to direct Seller, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss, and to endorse all checks for insurance proceeds payable to Seller or Club so that the proceeds are payable to Buyer.

(e)

Loss or Casualty.  Provided no Event of Default then exists and Seller certifies as to same, the net insurance proceeds shall be made available for the restoration or repair of a Component Site if (i) in Buyer’s reasonable judgment: (A) restoration or repair and the continued operation of the Resort or a Component Site is economically feasible; (B) the value of Buyer’s security is not reduced; and (C) the casualty loss does not exceed the net insurance proceeds available for restoration, or Seller or the Managing Entity provides a deposit in the amount of any such excess or other evidence satisfactory to Buyer that funds are otherwise available to pay any excess costs of restoration. Seller shall pay, or cause to be paid, all amounts, in addition to the net insurance proceeds, necessary to pay in full the cost of the restoration or repair.  In addition, prior to any disbursement of insurance proceeds subject to this Agreement for renovation or repair to the Resort or a Component Site, Buyer shall have approved in writing (i) all plans and specifications for any proposed repair or restoration; (ii) the construction schedule; and (iii) the architect’s and general contractor’s contracts for restoration exceeding $100,000.  Buyer may establish other conditions it deems reasonably necessary to assure the work is fully completed in a good and workmanlike manner free of all liens or claims by reason thereof, and in compliance with the Law.  At Buyer’s option, the net insurance proceeds shall be disbursed pursuant to a construction escrow acceptable to Buyer.

If an Event of Default then exists, or any of the conditions set forth in this subsection have not been met or satisfied, or the Resort is not to be restored or repaired, the net insurance proceeds shall be applied to the Indebtedness in such order and manner as Buyer may elect, whether or not due and payable, with any excess paid to Seller.

Notwithstanding anything in this Agreement to the contrary, for so long as any Club Interest that is the subject of a sale to Buyer is subject to the Declaration, insurance proceeds shall first be applied in accordance with the Declaration.  The Project Documents and the Mortgages shall contain provisions which will require disbursement of insurance proceeds to Buyer to the extent available under the Declaration for disbursement to Purchasers of Intervals, which provisions shall not be modified in any way or deleted without the prior written consent of

Buyer.  In no event shall the Project Documents or any Mortgage permit disbursement of the insurance proceeds for any Interval directly to such Purchaser to the extent that any unpaid balance is due on such Mortgage.

5.2

Condemnation.  The proceeds of all awards, payments, and claims for damages, direct or consequential, in connection with any condemnation or other taking of any Unit or Club Interest which is the subject of a purchased Note Receivable or part thereof, or for conveyances in lieu of condemnation, which may become due with respect to the Receivables shall be in accordance with the Club Project Documents.

The Project Documents which contain provisions regarding disbursement of condemnation proceeds shall not be modified in any way or deleted without the prior written consent of Buyer.  In no event shall Seller nor any Component Site Developer permit disbursement of the condemnation proceeds directly to Purchaser for any Interval financed through a Contract to the extent that any unpaid balance is due on such Contract.

5.3

Inspections and Audits.  Seller, each Component Site Developer and Club shall, at such reasonable times during normal business hours and as often as may be reasonably requested, permit all agents or representatives of Buyer to inspect any Resort  and any of Seller’s assets (including, without limitation, financial and accounting books and records), to examine and make copies of and abstracts from the records and books of account of Seller, Club or the Managing Entity (as permitted by the Law) and to discuss its affairs, finances, and accounts with any of its officers, employees, or independent public accountants.  Buyer may conduct such audits and inspections on at least an annual basis.  Seller shall make available to Buyer all credit information in Seller’s possession or under Seller’s control with respect to Purchasers as Buyer may request.  All property inspections, audits, and credit investigations shall be at Seller’s reasonable expense.

5.4

Seller’s Reporting Requirements.  So long as this Agreement is in effect, Seller shall furnish the following to Buyer:

(a)

Sales and Inventory Reports.  Within ten (10) days after the end of each month, a report showing sales of  Club Interests for that month, in form and content reasonably satisfactory to Buyer; and within thirty (30) days after the end of each fiscal year of Seller, an annual sales and inventory report for the Club Project detailing the sales of all Intervals during such fiscal year and the available inventory Intervals, each monthly and annual report certified by the chief financial officer of Seller to be true, correct, and complete and otherwise in the form approved by Buyer.

(b)

Quarterly Financial Reports.  Within sixty (60) days after the end of each calendar quarter, financial statements of Guarantor for that quarter, certified by Guarantor’s chief financial officer.

(c)

Year-End Financial Reports.  As soon as available and in any event within one hundred twenty (120) days after the end of each calendar year: (i) the balance sheet of Guarantor as of the end of such year and the related statements of income and cash flow for such year; (ii) a schedule of all outstanding indebtedness of Guarantor describing in reasonable detail each such debt or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt or loan; and (iii) the audited financial statements of Guarantor from a firm of independent certified public accountants, which shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly the financial position of Guarantor as of the dates indicated and the results of operations and cash flow for the periods indicated in conformity with GAAP.

(d)

Association Reports.  Promptly on receipt thereof, one (1) copy of each other report submitted to Seller and the Managing Entity by independent public accountants in connection with all annual, interim, and special audits made by them of the books of Seller and the Managing Entity, if any, as applicable.

(e)

Other Reports.  Such other reports, statements, notices, and written communications relating to Seller, Guarantor, the Managing Entity, the Club, or any Component Site as Buyer may require, in its reasonable discretion.

(f)

SEC Reports.  Promptly on their becoming available one (1) copy of each financial statement, report, notice, and proxy statement sent by Seller or Guarantor to security holders generally, and of each regular or periodic report and each registration statement, prospectus, and written communication (other than transmittal letters) in respect thereof publicly filed by Seller or Guarantor with, or received by Seller or Guarantor in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency.

5.5

Records.  Seller shall keep adequate records and books of account reflecting all financial transactions of Seller, including sales of Club Interests, in which complete entries will be made in accordance with GAAP.

5.6

Management.  The manager and the management contracts for each Component Site shall at all times be satisfactory to Buyer.  For so long as Seller controls the Managing Entity, Seller shall not change the Resort management company or amend, modify, or waive any provision of or terminate the management contract for any of the  Resorts without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

5.7

Maintenance.  Component Site Developer shall maintain its respective Component Site in good repair, working order, and condition and shall make or cause to be made all necessary replacements to each Component Site.

5.8

Claims.  Seller and Club shall (a) promptly notify Buyer of (i) any claim, action, or proceeding affecting any Component Site or the Receivables, or any part thereof, and (ii) any action, suit, proceeding, order, or injunction of which Seller becomes aware after the Effective Date pending or threatened against or affecting Seller, Club, Club Project, Component Site Developer or Guarantor or any Affiliates of Seller or Guarantor, and; (b) at the request of Buyer, appear in and defend, at Seller’s expense, any such claim, action, or proceeding; and (c) comply in all respects, and shall cause Guarantor  and all

Affiliates of Seller and Guarantor to comply in all respects, with the terms of any orders imposed by any governmental authority.

5.9

Use of Buyer Name.  Seller will not, and will not permit any Affiliate of Seller or Guarantor to, without the prior written consent of Buyer, use the name of Buyer or the name of any affiliates of Buyer in connection with any of their respective businesses or activities, except in connection with internal business matters, administration of this Agreement, and as required in dealings with governmental agencies.

5.10

Release and Bonding of Liens.  (a) If any lien attaches to any Component Sites, Seller shall, within sixty (60) days after such attachment, either (i) cause such lien to be released of record, or (ii) transfer such claim to the Bond, if available, or (iii) provide Buyer with such security as Buyer may reasonably require, including depositing with Buyer, in cash, the amount of the lien claim; and (b) in the event Seller and/or Club receives a notice of mechanic’s lien claim, or a mechanic’s lien claim is filed with any Office of Public Records in the County and State where a Component Site is located, on a Component Site or in the event suit is filed against Seller and/or Club to enforce a mechanic’s lien on a Component Site, the Seller shall promptly notify Buyer of any such filing of notice of lien, lien, or suit to enforce lien, and upon request of Buyer, shall provide Buyer with copies of all suit papers filed by any party in such a mechanic’s lien lawsuit.  Seller’s responsibility to provide such notice is cumulative to those responsibilities found elsewhere in this Agreement including, but not limited to, paragraph 5.9 above.

5.11

Net Worth; Net Income.  At all times while this Agreement remains in effect or Buyer is obligated to purchase Eligible Receivables from Seller, Seller and Guarantor shall not, for more than sixty (60) continuous days, fail to maintain a minimum net worth of $20,000,000.

5.12

Servicing and Collections.

(a)

Notification.  Seller shall furnish Buyer for Buyer’s review and approval and prior to delivery to Purchasers, an executed letter on Seller’s or Guarantor’s letterhead advising Purchasers of the sale and assignment of their Contracts under this Agreement to Buyer.

(b)

Authority.  Seller shall have no authority to accept any collections of any sums under the Contracts unless Buyer consents in advance and in writing, except for dues or maintenance fees if so provided in the Contracts.  On the occurrence of an event of default under a Contract, without releasing the liability of Seller, Buyer may, in its own discretion, grant extensions of time of payment to and compromise or release claims against the Purchaser who is in default on the Contracts on thirty (30) days notice to Seller.

(c)

Duties in General.  Buyer shall itself or through a servicing agent invoice Purchasers, debit their accounts through electronic funds transfer on a monthly basis or provide Purchasers with coupon books.  On repurchase of Defaulted Receivables by Seller from Buyer, Seller shall bear all responsibility for collection and any related legal action.

(d)

Aging Report.  Buyer shall provide Seller with a monthly aging report of the Receivables.

5.13

Servicing Fees and Cost.  All costs and expenses payable on a Receivable shall be received and serviced by Buyer.  Seller shall pay all servicing payments, and the costs and expenses of the Buyer and Seller shall be responsible for the cost of collections.  For each Receivable serviced by Buyer, Seller shall pay to Buyer an up-load fee of five dollars ($5.00), a down-load fee of five dollars ($5.00), and a monthly servicing fee of four and 25/100 dollars ($4.25) per Contract per month (collectively, “Servicing Fees”).  The Servicing Fees shall be adjusted on an annual basis by the increase, if any, in the Consumer Price Index (“CPI-U”) over the CPI-U from the immediately preceding year.

5.14

Tax.  Seller shall pay all taxes due to the appropriate authorities with respect to each Receivable purchased by Buyer no later than 15 days after each sale (or, if later, the date the tax becomes due) in accordance with all Laws.  Without limiting the generality of the foregoing, Seller shall pay all sales taxes and excise taxes relating in any way to the sale, purchasing and servicing of the Receivables and on the stream of income generated therefrom, excluding income taxes of Buyer, whether such taxes are imposed on Seller or Buyer.

5.15

Closing Payment.  Seller shall pay to Buyer a closing payment (“Closing Payment”) which shall be fully earned on the Effective Date, in an amount equal to Three Hundred Thousand and No/100 Dollars ($300,000.00), representing one percent (1.00%) of Thirty Million Dollars ($30,000,000.00).  The Closing Payment shall be paid to Buyer and shall be payable by Seller in equal installments on or before the dates set forth below (“Installment Payment”):

1st Installment

$50,000.00

Due upon Effective Date of Agreement

2nd Installment

$50,000.00

September 20, 2005

3rd Installment

$50,000.00

March 20, 2006

4th Installment

$50,000.00

September 20, 2006

5th Installment

$50,000.00

March 20, 2007

6th Installment

$50,000.00

September 20, 2007

5.16

Costs and Expenses.  Seller shall pay when due all costs and expenses if any required by this Agreement including, but not limited to, the following:  (a)  all taxes and assessments applicable to each Component Site; (b) all fees, charges, and taxes in connection with filing or recording the Receivables; (c)  all fees and commissions lawfully due to brokers, salesmen, and agents in connection with the Receivables or the Component Site; (d) all reasonable fees and expenses of both inside and outside counsel to Buyer, including but not limited to all attorneys’ and paralegals’ fees and expenses had or incurred in:  (i) preparation and negotiation of this Agreement and Related Documents, including, without limitation, all due diligence review which in such counsel’s sole discretion reasonably is necessary in connection with the Agreement; (ii) the interpretation or enforcement of any of the provisions of, or the creation, preservation, or exercise of rights and remedies under, any of the Related Documents; (iii) the preparation for, negotiations regarding, consultations concerning, or the defense or prosecution of legal proceedings involving any claim or claims made or threatened against Buyer arising out of this transaction or the preservation or protection of the Resort or a Component Site, expressly including, without limitation, the defense by Buyer of any legal proceedings instituted or threatened, including those for pre-trial, trial, appellate, bankruptcy, and probate matters, and all costs associated therewith, including, without limitation, receivers’ fees, appraisers’ fees, engineers’, attorneys’ and paralegals’ fees, accountants’ fees, independent consultants’ fees, including, without limitation, environmental consultants, outlays for documentary and expert evidence, and stenographers’ charges, publication costs, and costs, which may be estimates as to items to be expended after entry of an order or judgment, for procuring all such title commitments, title and UCC searches and examinations, title policies, and similar data and assurances with respect to title as Buyer may deem reasonably necessary either to prosecute any action; (e) all title insurance policy and title examination charges, including, without limitation, premiums for the title insurance policy; (f) all survey costs and expenses, including, without limitation, the cost of the survey; (g) all premiums for the insurance policies required for the Loan; (h) all travel and out-of-pocket expenses of Buyer or its agents to conduct inspections or audits; (i) all service fees, wire fees, and collection costs in connection with the Agreement, excluding costs of servicing and collecting Receivables which are covered in Section 5.13; (j) all other costs and expenses payable to third parties incurred by Seller in connection with the consummation of the transactions contemplated by this Agreement; and (k) all other reasonable expenditures and expenses which may be paid or incurred by or on behalf of Buyer, including, without limitation, repair costs and payments to remove or protect against liens.  All costs and expenses to be paid by Seller to Buyer shall be due as a condition precedent to each funding, or at Buyer’s election, within ten (10) days of Buyer’s delivery to Seller of written notification of such costs and expenses from Buyer, and all such costs and expenses shall be secured by all of the Receivables.

5.17

Other Documents.  Seller will maintain accurate and complete files relating to the Receivables and other Purchase Documents to the satisfaction of Buyer, and such files will contain copies of each Receivable together with the Purchase Documents, truth-in-lending statements, all relevant credit memoranda, and all collection  information and correspondence relating to such Receivable.

5.18

Compliance With the Law.  Seller, Guarantor and each Component Site Developer shall comply with, conform to, and obey each and every Law and judgment, indenture, instrument, agreement, or document to which it is a party and by which it is a party or by which it is bound of whatever nature associated with the operation of the Club, Component Sites and the sale of Club Project Intervals, Los Abrigados Intervals or Carriage House Project Intervals, including, without limitation, all laws pertaining to timeshare sales and marketing activities, the providing of consumer credit to third parties, and all other related Laws.

SECTION 6 - NEGATIVE COVENANTS

6.0

Timeshare Regime.  Without Buyer’s prior written consent, which shall not be unreasonably withheld, Seller, Club or any Component Site Developer shall not materially amend, modify, or terminate the Project Documents or the covenants, conditions, easements, or restrictions against any Component Site (or any portion thereof), except that if any amendment or modification is required either (a) to cause additional accommodations to be annexed or de-annexed into the timeshare regime of a Component Site or Club Project, or (b) by the Law, in which event Seller shall implement the same and give prompt written notice thereof, along with copies of the revised documents, to Buyer.

6.1

Receivables.  Seller, Club or any Component Site Developer shall not take any action (nor permit or consent to the taking of any action) which might reasonably be anticipated to impair the value of a Component Site or any of the rights of Buyer in a Component Site. Seller, Club or any Component Site Developer shall not (a) modify or amend any of the Purchase Documents without Buyer’s prior written consent, or (b) grant extensions of time for the payment of, compromise for less than the full face value, release in whole or in part any Purchaser liable for the payment of, or allow any credit whatsoever except for the amount of cash to be paid on, any Component Site or any instrument or document representing a Component Site.

6.2

Other Agreements.  Seller, Club or any Component Site Developer shall not materially amend, modify, or assign to any other party except in the ordinary course of business any management, marketing, servicing, maintenance, or other similar contract for any Component Site.

6.3

Restrictions on Transfers.  Except as set forth in this Agreement, Seller, Club or any Component Site Developer shall not, without obtaining the prior written consent of Buyer, which may be granted or withheld in Buyer’s sole discretion, transfer, sell, pledge, mortgage, convey, assign, hypothecate or encumber all or any portion of the Resort or a Component Site (or contract to do any of the foregoing, including options to purchase and installment sales contracts) except sales of Intervals to Purchasers in arms-length transactions, annexing or de-annexing of Intervals to Club Project and transactions in the ordinary course of business.

6.4

Operation of Business:  Seller shall not change the type or character or the standard operation of Seller out of the ordinary course of its current business.

6.5

Sales.  Except in states and countries where currently registered or which do not require registration, Seller, Club or any Component Site Developer shall not market or cause to be marketed, attempt to sell or cause to attempt to sell, or sell or cause the sale of any Intervals unless, prior to taking any such actions, Seller delivers to Buyer the applicable Compliance Documents and provides Buyer with evidence satisfactory to Buyer that Seller has complied and is in compliance with the Law regarding same.

SECTION 7 - EVENTS OF DEFAULT

The occurrence of any of the following shall constitute an Event of Default:

7.0

Payments:  Seller or Guarantor’s failure to pay when due any amount payable under this Agreement.

7.1

Representations.  Any representation or other statement made by or on behalf of Seller, Club, Component Site Developer or Guarantor in this Agreement or in any instrument furnished in compliance with or in reference to the Agreement, is false, misleading, or incorrect in any material respect as of the date made.

7.2

Financial Condition.  The financial condition of Seller, Club, Guarantor, or the Managing Entity has materially adversely changed since the date of the last financial statement provided pursuant to and otherwise provided for in Section 5.

7.3

Judgments, Liens, and Bankruptcy.  The issuance, filing, or levy against Seller, Guarantor, Component Site Developer or the Club of one or more attachments, injunctions, executions, tax liens, or judgments for the payment of money cumulatively in excess of $100,000, which is not discharged in full or stayed within thirty (30) days after issuance or filing.  The institution of any proceeding by or against Seller, Guarantor, Component Site Developer or the Club under any bankruptcy or insolvency laws or the general assignment of Seller’s or Guarantor’s assets for the benefit of its creditors.

7.4

Failure to Permit Inspections.  Seller, Component Site Developer, or Club fails strictly to comply with Section 5.4.

7.5

Operation of Business.  Termination or suspension of the operation of Seller, Club, or any Component Site Developer out of the ordinary course of its business.

7.6

Use of Resort.  Any act of or failure to act by Seller, Club or Component Site Developer which materially and adversely limits the rights of Purchasers to use the common areas and recreational facilities of a Component Site.

7.7

Exchange Program.  Termination of the contract or licensing agreement for Club Project with Interval International unless replaced with a contract with the same or a different exchange program.

7.8

Default by Seller, Club or Component Site Developer in Other Agreements. Any default by Seller, Club or Component Site Developer in any of its obligations, under the Purchase Documents or any agreement between Seller and Buyer or any of the Related Documents.

7.9

Default by Guarantor.  Any material default by Guarantor under the Guaranty or any other document executed by Guarantor in connection with this Agreement or any other agreement between Seller, Guarantor and Buyer, after the expiration of any applicable notice and cure periods.

7.10

Covenant Defaults.  Seller, Club or Component Site Developer materially fails to perform or observe any covenant, agreement, or obligation in this Agreement or any of the Related Documents (other than as set forth above in this Section), or materially fails to perform or observe any non-monetary covenant, agreement or obligation in any of the Related Documents and such failure continues for the time period provided in this Section, or if none, for thirty (30) days, after Buyer delivers written notice thereof to Seller.

7.11

Death of Guarantor.  The death or dissolution (administrative or actual) of any Guarantor, unless Seller can produce an acceptable substitution of Collateral within thirty (30) days, which Collateral shall be satisfactory to Buyer.

7.12

Defaulted Receivables.  The total amount of Defaulted Receivables which have not been repurchased or replaced by Seller exceeds fifteen percent (15%) of the total balance of Receivables at any time.

SECTION 8 - RIGHTS ON DEFAULT

8.0

On the occurrence of an Event of Default, Buyer may take any one or more of the following actions, all without notice to Seller:

(a)

Without notice thereof, immediately terminate Buyer’s further performance under this Agreement, without any further liability or obligation by Buyer.

(b)

Appropriate and apply to any Obligation any monies due or owing to Seller held by Buyer under this Agreement, including but not limited to, amounts held pursuant to Section 2.5, or under any other financing agreement or otherwise, whether accrued or not.

(c)

Use the Default Purchase Rate in calculating the Purchase Price for any Receivables or in Recourse situations.

(d)

Exercise any rights, privileges, and remedies that Seller would be entitled to exercise as payee under the Contracts either in the name of Buyer or with full power in the name of Seller as its true and lawful attorney-in-fact for the use and benefit of Buyer with respect to such Contracts.

(e)

Enforce all rights available under the Related Documents.

(f)

Institute an action against Seller or Guarantor for the payment of all recourse obligations under this Agreement.

(g)

Exercise any other rights, privileges and remedies afforded by Law as Buyer shall deem appropriate.

8.1

Waiver.  No delay or omission of Buyer to exercise any right or power arising from the occurrence of any Event of Default shall exhaust or impair any such right or power or prevent its exercise during the continuance of an Event of Default.  No waiver by Buyer of any Event of Default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent Event of Default, or to impair the rights resulting therefrom except as may be otherwise provided therein.

8.2

Cumulative Rights.  No remedy is intended to be exclusive of any other remedy, but each and every remedy under this Agreement or otherwise existing shall be cumulative; nor shall the giving, taking, or enforcement of any other or additional security, collateral, or guaranty, waive any rights, powers, or remedies under this Agreement, nor shall Buyer be required to look first to enforce or exhaust such other or additional security, collateral, or guaranties.

8.3

Survival or Termination.  Any termination of this Agreement, either through the occurrence of an Event of Default or by lapse of time, the giving of notice, or otherwise, shall not absolve, release, or otherwise affect the liability of Seller or Guarantor with respect to transactions prior to such termination, or affect any of the liens, security interests, rights, powers, and remedies of Buyer, but they shall, in all events, continue until the Obligations are satisfied.

SECTION 9 - CERTAIN RIGHTS OF BUYER

9.0

Protection of Contracts.  Seller promptly shall take such reasonable actions as Buyer requests and deems necessary or appropriate, at any time and from time to time, to protect Buyer’s interests in and to the Receivables.  Seller, Club and Component Site Developer agree to cooperate fully with all of Buyer’s efforts to preserve the Receivables and Buyer’s liens and security interests therein.

9.1

Performance by Buyer.  If Seller, Club, Guarantor or Component Site Developer fails to perform any covenant or obligation in this Agreement, Buyer may, but shall not be obligated to, cause the performance of such covenant or obligation, and the expenses of Buyer incurred in connection therewith promptly shall be payable by Seller bearing interest at the Default Rate until paid.

9.2

Power of Attorney.  Seller and Club hereby irrevocably constitutes and appoints Buyer as Seller’s and Club’s true and lawful agent and attorney-in-fact, with full power of substitution, for Seller and Club and in Seller’s and Club’s name, place and stead, or otherwise, to (a) endorse any checks or drafts payable to Seller or Club in the name of Seller or Club and in favor of Buyer; (b) to demand and receive from time to time any and all property, rights, titles, and interests hereby assigned and transferred, or intended so to be, and to give receipts for same; and (c) to institute and prosecute in the name of Seller, Club or otherwise, but for the benefit of Buyer, any and all proceedings at law, in equity, or otherwise, that Buyer may deem proper in order to collect, assert, or enforce any claim, right, or title, of any kind, in and to the property, rights, titles, interests, and liens hereby assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits, or proceedings in respect of any of the property, rights, titles, interests, and liens, and generally to do all and any such acts and things in relation to the Receivables as Buyer deems advisable.  Seller  and Club hereby declare that the appointment made and the powers granted pursuant to this Section are coupled with an interest and are and shall be irrevocable by Seller or Club in any manner, or for any reason, unless and until all obligations of Seller under this Agreement and the Related Documents to Buyer have been satisfied.

9.3

Indemnification.  Seller shall indemnify Buyer and hold Buyer harmless from and against any and all liabilities, indebtedness, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Buyer (collectively,

“Liability”), ‘in any way relating to or arising out of (a) this Agreement and Related Documents, (b) any of the transactions contemplated therein or thereby (c) the willful or grossly negligent acts or omissions of Seller or (d) in connection with any Hazardous Materials or the failure by the Seller, the Guarantor, the Club, any Component Site Developer or any Affiliate of the Seller or the Guarantor, the Managing Entity, the Property or a Component Site to comply with any Environmental Laws.  On written notice, Seller will reimburse Buyer for all legal and other expenses reasonably incurred by or on behalf of Seller, including, without limitation, such costs incurred in all bankruptcy and probate proceedings, in connection with investigating or defending each Liability.  This indemnity shall be in addition to any liability which Seller may have to Buyer in equity, at common law, or otherwise.  This Section shall survive the expiration or termination of this Agreement.

9.4

Assignment.  Buyer may, in the ordinary course of its business, at any time assign, sublet, lend, transfer, pledge, or hypothecate (collectively, “Assign”) to one or more banks, investment banks, or other entities (the “Other Party”) all or any part of Buyer’s rights to the repayment of the Receivables without the consent of Seller.  If Buyer assigns any Receivables, Buyer’s obligations under this Agreement shall remain unchanged and Buyer shall remain solely responsible to Seller for the performance of Buyer’s obligations.  Notwithstanding the foregoing, Seller shall be directly obligated to each Other Party for the matters assigned to each such Other Party, and shall have no rights of setoff or other remedies against any Other Party as a consequence of Buyer’s acts or omissions under this Agreement.  Buyer and Seller shall make appropriate arrangements to execute such new documents or modifications to this Agreement as the Other Parties reasonably request reflecting the parties’ respective rights.

SECTION 10 - MISCELLANEOUS

10.0

Notices.  All notices and other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served or sent by reputable overnight courier or U.S. Mail and shall be deemed given:  (a) if served in person, when served; (b) if by reputable overnight courier, on the first business day after delivery to the courier; or (c) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail postage prepaid.

(a)

To Seller:

Premiere Development Incorporated

2111 East Highland, Suite 210

Phoenix, Arizona  85016

Attention:  Joseph P. Martori

(b)

To Buyer:

Resort Funding LLC

360 South Warren Street, 6th Floor

Syracuse, New York  13202

Attention:  Lisa M. Henson, President and COO

with copies to:

Carlton Fields, P.A.

P.O. Box 3239

Tampa, Florida  33601

Attention:  Sandra G. Porter, Esq.

10.1

Broker’s Fees.  There are no broker’s, finder’s, or other similar fees or commitments due with respect to the transactions described in the Agreement.

10.2

Consent to Advertising and Publicity.  Seller consents that Buyer may issue and disseminate to the public information describing the transactions entered into pursuant to this Agreement.

10.3

Entire Agreement.  This Agreement and Related Documents embody the entire agreement between the parties, supersede all prior agreements and understandings between the parties whether written or oral relating to the subject matter of this Agreement, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no oral agreements among Buyer, and/or Seller, or and/or any Guarantor or between any two or more of them.

THE PARTIES HEREBY AGREE THAT ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT THE PARTIES FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.   THIS AGREEMENT AND THE RELATED DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

10.4

Modification.  This Agreement and the Related Documents may be modified or changed only in a writing executed by both Buyer and Seller.

10.5

Severability.  If any provision of this Agreement or any Related Document is declared invalid, such provision shall be inapplicable and deemed omitted, but the remaining provisions shall be given full force and effect.

10.6

Choice of Law, Jurisdiction, and Venue.  This Agreement and the Related Documents shall be deemed to have been negotiated, made, and executed in the County of Onondaga, State of New York.  This Agreement and the Related Documents shall be interpreted, construed, and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

SELLER, COMPONENT SITE DEVELOPERS AND GUARANTOR AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY, OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR THE RELATED DOCUMENTS SHALL BE LITIGATED, AT BUYER’S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF ONONDAGA, STATE OF NEW YORK.  SELLER AND GUARANTOR HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE.  SELLER AND GUARANTOR HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT OR THEM BY BUYER ON THIS AGREEMENT OR THE RELATED DOCUMENTS IN ACCORDANCE WITH THIS SECTION.

10.7

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed an original and when taken together shall constitute one and the same Agreement.  This Agreement shall become effective on Buyer’s receipt of one or more counterparts of this Agreement signed by the parties.

10.8

Headings.  Headings are for convenience of reference only and shall not be used in the interpretation of this Agreement.

10.9

Survival.  Any termination of this Agreement shall not absolve, release, or otherwise affect the liability of Seller or Guarantor with respect to the sale of the Receivables prior to such termination, or affect any of the liens, security interests, rights, powers, or remedies of Buyer, but they shall, in all events, continue until all of the Obligations are satisfied.

10.10

Successors and Assigns. Except as provided in this Agreement, this Agreement and the Related Documents shall be binding on and inure to the benefit of the parties and their respective successors and assigns, if any, as permitted under this Agreement.

10.11

Jury Trial Waiver.  THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING OUT OF THIS AGREEMENT OR THE RELATED DOCUMENTS.  THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE RELATED DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  THE PARTIES WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties set their hands effective the date above first written.

Witness Print Name Witness Print Name	BUYER: RESORT FUNDING LLC, a Delaware limited liability company By: Name: Lisa M. Henson Title: President and COO
Witness Print Name Witness Print Name	SELLER: PREMIERE DEVELOPMENT INCORPORATED, an Arizona corporation By: Name: Joseph P. Martori Title: Chairman
Witness Print Name Witness Print Name	GUARANTOR: ILX RESORTS INCORPORATED, an Arizona corporation By: Name: Joseph P. Martori Title: Chairman

The undersigned, all being affiliates of Seller and Guarantor, acknowledge and agree to the terms of this Agreement, confirm that the representations and warranties made by the undersigned contained in this Agreement are true and correct, and agree to perform and be bound by all of the applicable covenants, conditions, and restrictions in this Agreement, as a material inducement to Seller to enter into this Agreement.

PREMIERE VACATION CLUB,

an Arizona non-profit corporation

By:

Name:

Joseph P. Martori

Title:

Chairman

VCA SOUTH BEND INCORPORATED,

an Arizona corporation, developer of the VCA South Bend Project

By:

Name:

Joseph P. Martori

Title:

Chairman

VCA TUCSON INCORPORATED,

an Arizona corporation, developer of the VCA Tucson Project

By:

Name:

Joseph P. Martori

Title:

Chairman

LOS ABRIGADOS PARTNERS LIMITED PARTNERSHIP, an Arizona limited partnership, developer of the Los Abrigados Project

By:

Name:

Title:

ILX SEDONA INCORPORATED

By:

Name:

Joseph P. Martori

Title:

Chairman

ILX RESORTS INCORPORATED,

an Arizona corporation, developer of the Kohls’ Ranch Project, the Golden Eagle Project, and the Inn at Los Abrigados Project, and co-developer of the San Carlos Mexico Project

By:

Name:

Joseph P. Martori

Title:

Chairman

PREMIERE DEVELOPMENT INCORPORATED, an Arizona corporation,

developer of the Rancho Manana Project

By:

Name:

Joseph P. Martori

Title:

Chairman

Exhibits

EXHIBITS

EXHIBIT “A”

Legal Description for each Component Site

EXHIBIT “B”

Form of Consumer Timeshare Receivables Contract for each Component Site

EXHIBIT “C”

Permitted Exceptions

EXHIBIT “D”

Closing Checklist

EXHIBIT “E”

Closing Deliveries

EXHIBIT “F”

Request for Purchase

EXHIBIT “G”

Litigation and Proceedings

EXHIBIT “H”

Acceptable Credit Standards

EXHIBIT “I”

Assignment of Receivables

A - 38

EXHIBIT “A”

Legal Description for each Component Site

B - 39

EXHIBIT “B”

Form of Consumer Timeshare Receivables Contract for each Component Site

C - 40

EXHIBIT “C”

Permitted Exceptions

D - 41

EXHIBIT “D”

Closing Checklist

E - 42

EXHIBIT “E”

Closing Deliveries

Pursuant to the Agreement, Buyer shall not be obligated to purchase any Eligible Receivables unless Buyer shall have received, in form and substance satisfactory to Buyer, all documents, instruments, and information at least seven (7) days prior to the requested funding date, as follows:

1.

A completed Request for Purchase.

2.

All information pertaining to the creditworthiness of any such Purchaser available to Seller (specifically, a copy of the credit report with respect to such Purchaser).

3.

A copy of the document evidencing down payment.

4.

The applicable portion of the Closing Payment in immediately available U.S. funds.

5.

Originals of all Purchase Documents on forms approved by Buyer, with each Contract endorsed by Seller to Buyer, all of which shall be acceptable to Buyer.

6.

Such additional information as Buyer may reasonably require.

EXHIBIT “F”

Request For Purchase

Date:___________________________

Resort Funding LLC

Attention: Lisa M. Henson

360 South Warren Street, 6th Floor

Syracuse, New York  13202

Re:

$________ purchase of timeshare receivables described in that certain Contract for Sale of Timeshare Receivables With Recourse (“Agreement”) between Resort Funding LLC (“Buyer”) and Premiere Development Incorporation (“Seller”).

Dear Sir or Madam:

In accordance with the terms of the Agreement, Seller wishes to sell $______________ worth of Eligible Receivables on ____________, ____.  All terms used in this letter, unless otherwise specified, have the meanings in the Agreement.  In order to induce Buyer to make such purchase, Seller represents and warrants to Buyer:

1.

No Event of Default has occurred, and no event which, with the passage of time or the giving of notice or both, would constitute an Event of Default has occurred or will occur as a result of the purchase requested.

2.

The representations and warranties in the Agreement are true, correct, and complete in all material respects to the same extent as though made on the date of the Agreement except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the exhibits as a result of any subsequent disclosures made by Seller in writing to and approved in writing by Buyer.

3.

Seller is in compliance with each and every one of its covenants, agreements, and obligations under the Agreement.

4.

Seller has no defenses or offsets with respect to the payment of any amounts due Buyer.

5.

Buyer has performed all of its obligations to Seller.

6.

All of the Contracts described in Exhibit “A” attached meet all of the requirements to be Eligible Receivables.

7.

Seller shall sell to Buyer those certain Contracts set forth in Exhibit “A” attached along with all of the other Purchase Documents related thereto.

8.

No obligor has any asserted or threatened defense, offset, counterclaim, discount, or allowance in respect of each Contract to be pledged in connection with this purchase.  Seller has no knowledge of any facts which would lead a reasonable person to conclude that any such Contract shall not be paid in accordance with its terms.

SELLER:

PREMIERE DEVELOPMENT INCORPORATED, an Arizona corporation

By:

Printed Name:

Title:

EXHIBIT “A” to Request for Purchase

Description of Contracts

Name	Membership Type	Interval	Contract Date	Contract Amount	Membership Number	Deed Recording Date

G - 46

EXHIBIT “G”

Litigation and Proceedings

H - 47

EXHIBIT “H”

Acceptable Credit Standards

EXHIBIT “I”

Assignment of Receivables

This document prepared by

and after recording return to:

Resort Funding LLC

360 South Warren Street

6th Floor

Syracuse, New York  13202

Attention:  Jackie See

ASSIGNMENT OF RECEIVABLES

THIS ASSIGNMENT (“Assignment”) is made and executed as of ____________________, 20__, by PREMIERE INCORPORATED, an Arizona corporation (“Seller”), whose address is 2111 East Highland, Suite 210, Phoenix, Arizona  85016, in favor of RESORT FUNDING LLC, a Delaware limited liability company (“Buyer”), whose address is 360 South Warren Street, 6th Floor, Syracuse, New York  13202.

1.

Seller and Buyer entered into a Contract of Sale of Timeshare Receivables With Recourse, dated as of __________________________________ (as amended from time to time, the “Agreement”), pursuant to which Seller has agreed to sell, on the terms and conditions set forth in the Agreement, to Buyer certain Receivables (as defined and further described in the Agreement.)  This Assignment is being delivered pursuant to the Agreement.

2.

For value received in accordance with the Agreement, Seller hereby sells, conveys, assigns, transfers, and sets over to Buyer all of its right, title, interest in and to those certain Receivables, including, without limitation, as to the following, those notes, purchase agreements, the related mortgages or deeds of trust and the related title insurance policies identified on Exhibit “A” attached to this Assignment and incorporated in this Assignment by this reference, its beneficial interest as beneficiary in such deeds of trust, all sums, (including interest), due or to become due, and all rights accrued or to accrue under the foregoing.

3.

Seller warrants and represents to Buyer that the Receivables assigned by this Agreement are held free and clear of all prior liens, security interests, charges, and encumbrances whatsoever and covenants and agrees to maintain the same in good standing at all times in accordance with the terms thereof, and not to take any action with respect to the Receivables which may be prejudicial to the rights of Buyer.

4.

The execution and delivery of this Assignment shall not subject Buyer to, or transfer or pass to Buyer, or in any way affect or modify, the liability of Seller under all or part of such Receivables assigned under this Assignment, it being understood and agreed that notwithstanding this Assignment or any subsequent assignment, all of the obligations of Seller to each and every other party under each and every item of the Receivables shall be and remain enforceable by such other party, its successors, and assigns, only against Seller and its successors and assigns, and that Buyer has not assumed any of the obligations or duties of Seller under or with respect to any of the Receivables.

5.

Seller agrees and acknowledges that neither the acceptance of this Assignment by Buyer nor the exercise of, or failure to exercise, any right, power, or remedy in this Assignment conferred on Buyer shall be deemed or construed to obligate Buyer, or its successors or assigns, to pay any sum of money, take any action, or incur any liability in connection with any of the Receivables which are the subject of this Assignment.  Neither Buyer nor its successors or assigns shall be liable in any way for any costs, expenses, or liabilities connected with, or any charges or liabilities resulting from, any of such Receivables.

6.

Seller agrees and acknowledges that the assignment of Receivables to Buyer from Seller is a true assignment. The purchase of Receivables by Buyer is absolute and, subject to Section 3 of the Agreement, Seller has no right to repurchase any Receivables.

This Assignment shall be binding on Seller and its successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns.

IN WITNESS WHEREOF, Seller has executed this Assignment on the date first written above.

SELLER:

PREMIERE DEVELOPMENT INCORPORATED, an Arizona corporation

By:

Print Name:

Title:

STATE OF ARIZONA

)

)  SS.

COUNTY OF

)

The foregoing instrument was acknowledged before me this ____ day of __________________, 200__, by _______________, as ________________ of PREMIERE INCORPORATED, an Arizona corporation on behalf of said corporation.  He/She is personally known to me or has produced ________________ as identification.

__________________________

(Notary Signature)

__________________________

(Notary Name Printed)

NOTARY PUBLIC

Commission No. ___________

(NOTARY SEAL)

Exhibit “A” to Assignment

LAST NAME	FIRST NAME/MI	SECOND LAST NAME	SECOND FIRST NAME/ MI	CONTRACT NUMBER	DATE OF PURCHASE AGREEMENT	MORTGAGE/ DEED OF TRUST DATE	RECORDING DATE	RECORD BOOK	PAGE